EXHIBIT (i)
                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757

November 1, 2002

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware 19809

         RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 81 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
                  -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 81 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the Company's Money Market, Boston Partners Large Cap Value, Boston Partners Mid Cap Value, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity, Boston Partners All-Cap Value, Schneider Small Cap Value and Bogle Small Cap Growth Portfolios:

PORTFOLIO                                   CLASS       AUTHORIZED SHARES
---------                                   -----       -----------------
Money Market                                L           1500 million
                                            I           1500 million

Boston Partners Large Cap Value             QQ          100 million
                                            RR          100 million

Boston Partners Mid Cap Value               UU          100 million
                                            TT          100 million

Boston Partners Long/Short Equity           III         100 million
                                            JJJ         100 million

Boston Partners All-Cap Value               VV          100 million
                                            WW          100 million

Boston Partners Small Cap Value II          DDD         100 million
                                            EEE         100 million

Schneider Small Cap Value                   YY          100 million

Bogle Small Cap Growth                      NNN         100 million
                                            OOO         100 million

The Amendment seeks to register an indefinite number of the Shares.

                  We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

                  Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                                 Very truly yours,



                                                 /S/ DRINKER BIDDLE & REATH LLP
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                                                 DRINKER BIDDLE & REATH LLP